Exhibit 3.19

                            ARTICLES OF INCORPORATION

                                       OF

                              ESC ACQUISITION CORP.



                                    ARTICLE I

                                      Name

     The name of this Corporation is ESC Acquisition Corp.

                                   ARTICLE II

                                  Capital Stock

     The total number of shares which this Corporation is authorized to issue is one million (1,000,000) shares of Common Stock, no par value, which shall be the only class of shares of this Corporation.

                                   ARTICLE III

                              No Preemptive Rights

     Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                   ARTICLE IV

                               Number of Directors

     A. This Corporation shall have at least one director, the actual number to be fixed in accordance with the Bylaws. The initial Board of Directors shall consist of two (2) directors.

     B. The names and addresses of the first Board of Directors of the Corporation are as follows:

               Donald A. Wright
               434 Olds Station Road
               Wenatchee, WA 98801


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               Nick A. Gerde
               434 Olds Station Road
               Wenatchee, WA 98801

                                    ARTICLE V

                              No Cumulative Voting

     There shall be no cumulative voting of shares in this Corporation.

                                   ARTICLE VI

               Shareholder Voting on Significant Corporate Action

     Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by either a two-thirds vote of the shareholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the shareholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares within each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.

                                   ARTICLE VII

                        Limitation on Director Liability

     To the fullest extent permitted by Washington law and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.

                                  ARTICLE VIII

                          Indemnification of Directors

     To the fullest extent permitted by its Bylaws and Washington law, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect


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any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

                                   ARTICLE IX

                     Registered Office and Registered Agent

     The name of the registered agent of this Corporation and the street address of its registered office are as follows:

                             JGB SERVICE CORPORATION
                             3600 One Union Square
                             600 University Street
                             Seattle, WA 98101-3197

                                    ARTICLE X

                                  Incorporator

     The name and address of the incorporator are as follows:

                             Eugenie D. Mansfield
                             3600 One Union Square
                             600 University Street
                             Seattle, WA 98101-3197




DATED: March 11, 1998                  /s/ EUGENIE D. MANSFIELD
                                       -----------------------------------------
                                       Eugenie D. Mansfield
                                       Incorporator


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                   CONSENT TO APPOINTMENT AS REGISTERED AGENT


     The undersigned hereby consents to serve as registered agent for ESC Acquisition Corp. in the State of Washington.


     DATED this 11th day of March, 1998.


                                       JGB SERVICE CORPORATION


                                       /s/ CONNIE CHAPMAN
                                       -----------------------------------------
                                       By:   Connie Chapman
                                       Its:  Assistant Secretary

                                             3600 One Union Square
                                             600 University Street
                                             Seattle, WA 98101-3197

                              ARTICLES OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                              ESC ACQUISITION CORP.


     Articles of Amendment of Articles of Incorporation of ESC Acquisition Corp., a Washington corporation, are herein executed by said corporation, pursuant to the provisions of RCW 23B.01.200 and RCW 23B.10.060, as follows:

     1. The name of the corporation is ESC Acquisition Corp.

     2. The amendment to the Articles of Incorporation of this corporation deletes the language of Article I in its entirety and replaces such Article with the following language:

                                    ARTICLE I

                                      Name

          The name of this corporation is Electronic Specialty Corporation.

     3. No exchange, reclassification or cancellation of issued shares shall be effected by this amendment.

     4. The date of the adoption of said amendment by the Board of Directors of said corporation was April 13, 1998.

     5. The amendment to the Articles of Incorporation was duly approved by the Board of Directors in accordance with the provisions of RCW 23B.10.020 and RCW 23B.10.050, and shareholder action was not required.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment in an official and authorized capacity under penalty of perjury this 13th day of April, 1998.

                                       ESC ACQUISITION CORP.



                                       By: /s/ DONALD A. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright
                                           Its President